UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 03, 2022

RYAN SPECIALTY GROUP HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40645	86-2526344
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Prudential Plaza
Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312)784-6001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	RYAN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2022, Ryan Specialty Group, LLC (the “Issuer”), an indirect subsidiary of Ryan Specialty Holdings, Inc. (the “Company”), completed the previously announced private sale of $400,000,000 in aggregate principal amount of 4.375% Senior Secured Notes due 2030 (the “Notes”) in a private placement to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act. The net proceeds from the Notes will be used for general corporate purposes, including future acquisition opportunities and investments, and to pay fees and expenses related to the offering.

Indenture

The Notes were issued at an issue price of 100% of their principal amount pursuant to an indenture, dated as of February 3, 2022 (the “Indenture”), by and among the Issuer, the guarantors party thereto (the “Guarantors”), and U.S. Bank National Association, a national banking association, as trustee and as notes collateral agent. The Issuer may offer and sell, from time to time after the original issue date of the Notes, in one or more offerings, additional Notes, subject to the covenants in the Indenture relating to the incurrence of additional indebtedness and liens. The Notes and any additional notes that are issued will be treated as a single class of debt securities for all purposes under the Indenture.

Interest and Maturity

The Notes mature on February 1, 2030, unless earlier repurchased or redeemed, and bear interest at a rate of 4.375% per annum. Interest is payable semi-annually on February 1 and August 1 of each year, beginning on August 1, 2022, to holders of record on the immediately preceding January 15 and July 15, respectively. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Guarantees, Security and Ranking

The Notes are, jointly and severally, unconditionally guaranteed on a senior secured basis by each of the Issuer’s existing and future wholly-owned subsidiaries that guarantee the Issuer’s obligations under its credit agreement. The Notes are not guaranteed by the Company. Subject to certain exceptions and permitted liens, the Notes are secured on a first-lien basis by substantially all of the assets that secure the Issuer’s term loan and the revolving credit facility.

The Notes rank pari passu in right of payment with all of the Issuer’s existing and future borrowings under the term loan and the revolving credit facility. The Notes and guarantees are effectively senior in right of payment to all existing and future unsecured senior indebtedness, to the extent of the value of the collateral, and junior lien indebtedness, of the Issuer and the Guarantors. The Notes and the guarantees rank equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior secured indebtedness and senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the Notes.

Optional Redemption

The Issuer may redeem the Notes, in whole or in part, at any time prior to February 1, 2025, at a price equal to 100% of the principal amount of the Notes redeemed, plus the make-whole premium (as set forth in the Indenture) and accrued and unpaid interest to the redemption date. The Issuer may redeem the Notes, in whole or in part, on or after February 1, 2025, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on February 1 of the following years: 2025 - 102.188%; 2026 - 101.094%; and 2027 and thereafter - 100.000%. At any time on or before February 1, 2025, the Issuer may elect to redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 104.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds received from one or more equity offerings.

If the Issuer experiences certain change of control events, it is required to make an offer to purchase all of the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Restrictive Covenants

The Indenture contains covenants that limit the Issuer’s ability and the ability of the Issuer’s restricted subsidiaries to, among other things: (i) incur additional debt; (ii) incur liens on assets; (iii) enter into certain transactions with affiliates; (iv) merge, consolidate or sell all or substantially all of its assets; (v) sell certain assets, including capital stock of our subsidiaries; and (vi) allow to exist certain restrictions on the ability of restricted subsidiaries to pay dividends or make other payments to the Issuer. These covenants are subject to important exceptions and qualifications set forth in the Indenture.

If the Notes are assigned an investment grade rating from any two of Fitch Ratings, Inc., Standard & Poor’s Rating Services and Moody’s Investors Service, Inc., and no default has occurred and is continuing, certain of these covenants will be suspended with respect to such Notes.

Events of Default

The Indenture provides for customary events of default including (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of other agreements in the Indenture; any Guarantee ceasing to be in full force and effect; a default by the Issuer or a restricted subsidiary under any bonds, debentures, notes or other evidences of indebtedness of a certain amount, resulting in its acceleration; the rendering of judgments to pay certain amounts of money against the Issuer and its significant subsidiaries; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is not cured within the time periods specified, the trustee, or the holders of at least 30% in principal amount of the then outstanding Notes, may declare all of the Notes to be due and payable immediately.

Intercreditor Arrangement

The Notes are subject to an intercreditor agreement, which governs the relative rights of the secured parties in respect of the Issuer’s term loan and the revolving credit facility and the Notes. The intercreditor agreement restricts the actions permitted to be taken by the collateral agent with respect to the collateral on behalf of the holders of the Notes.

The Notes and the related guarantees have not been, and will not be, registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

The description of the Indenture and the Notes contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture and the Notes, copies of which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of February 3, 2022, by and among Ryan Specialty Group, LLC, the guarantors party thereto and U.S. Bank National Association as trustee and as notes collateral agent.

4.2	Form of 4.375% Senior Secured Notes due 2030 (incorporated by reference to Exhibit A to Exhibit 4.1 filed herewith)

101	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RYAN SPECIALTY GROUP HOLDINGS, INC.

Date:	February 4, 2022	By:	/s/ Jeremiah Bickham
Name: Jeremiah Bickham Title: Executive Vice President and Chief Financial Officer